EXHIBIT 23.1

 To Whom It May Concern:

We hereby consent to the use in the Registration Statement of Jubilant Flame International, Ltd. on Form S-1 of our Report of Independent Registered Public Accounting Firm, dated June 5, 2015 on the balance sheets of Jubilant Flame International, Ltd. as of February 28, 2015 and 2014 and the related statements of operations, stockholders' (deficit) and cash flows for the years ended February 28, 2015 and 2014 which appear in such Registration Statement.

We also consent to the references to us under the headings "Experts" in such Registration Statement.

Cutler & Co., LLC Wheat Ridge, Colorado March 8, 2016